UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
WASHINGTON, D.C. 20549

FORM 8-K

CURRENT REPORT PURSUANT
TO SECTION 13 OR 15(D) OF THE
SECURITIES EXCHANGE ACT OF 1934

Date of Report (Date of earliest event reported)		October 25, 2007

SELECTIVE INSURANCE GROUP, INC.
(Exact name of registrant as specified in its charter)

New Jersey	0-8641	22-2168890
(State or other jurisdiction of incorporation)	(Commission File Number)	(I.R.S. Employer Identification No.)

40 Wantage Avenue, Branchville, New Jersey		07890
(Address of principal executive offices)		(Zip Code)

Registrant's telephone number, including area code		(973) 948-3000

Not Applicable
(Former name or former address, if changed since last report.)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

[ ] Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)
[ ] Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)
[ ] Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))
[ ] Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Section 7 – Regulation FD

Item 7.01.                      Regulation FD Disclosure.

On October 25, 2007, Selective Insurance Group, Inc. (the “Company”) announced that it has called for redemption on November 30, 2007 of one-half of its outstanding 1.6155% Senior Convertible Notes due 2032 (the “Notes”) that were issued on September 24, 2002.  The record date for the redemption is November 5, 2007.  The Notes called for redemption will be redeemed at $380.12 Note issue price plus $4.62 call premium for a redemption price of $384.74 per $1,000 Note, plus accumulated and unpaid cash interest up to, but not including, Nov. 30, 2007.

The Notes called for redemption are convertible into shares of the Company’s common stock, par value $2.00 per share (“Common Stock”), at any time before the close of business on Nov. 28, 2007 at the conversion rate of 25.9566 shares of the Company’s Common Stock per Note at a conversion price of $14.645 per share.  If a Noteholder elects to convert the subject Notes, the Company will deliver cash for the principle amount and any accrued and unpaid interest.  The remaining portion of the conversion request will be paid in shares of the Company’s Common Stock.

A copy of the press release announcing the redemption is attached hereto as Exhibit 99.1 and is being furnished, not filed, under Item 7.01 to this Report on Form 8-K.

Section 9 – Financial Statements and Exhibits

Item 9.01.                      Financial Statements and Exhibits.

(c)	Exhibits

99.1 Press Release of Selective Insurance Group, Inc. dated October 25, 2007

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

SELECTIVE INSURANCE GROUP, INC.

Date: October 25, 2007	By:	/s/ Michael H. Lanza
Michael H. Lanza
Senior Vice President, General Counsel
& Corporate Secretary

EXHIBIT INDEX

Exhibit No.	Description
99.1	Press Release of Selective Insurance Group, Inc. dated October 25, 2007